UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

CONTANGO OIL & GAS COMPANY

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

CONTANGO OIL & GAS COMPANY

717 TEXAS AVENUE, SUITE 2900

HOUSTON, TEXAS 77002

(713) 236-7400

NOTICE OF ACTION BY WRITTEN CONSENT

AND INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Contango Shareholder:

This Information Statement is furnished to inform holders of shares of common stock, par value $0.04 per share (“Common Stock”), of Contango Oil & Gas Company (the “Company,” “our,” “we” or “us”) that our board of directors and the holders of a majority of the voting power of the outstanding shares of the Company entitled to vote as of the record date of October 25, 2019 (the “Majority Shareholders”) have approved the following:

(i)

an amendment to the Company’s Amended and Restated Certificate of Formation (the “Certificate of Formation”) to increase the number of authorized shares of Common Stock from 100,000,000 shares to 200,000,000 shares (the “Amendment”); and

(ii)

the conversion of the Company’s Series A Contingent Convertible Preferred Stock, par value $0.04 per share, into, and the issuance upon such conversion of, 7,894,740 shares of Common Stock (the “Conversion”), which shareholder approval was required by the rules and regulations of the NYSE American, as further described in this Information Statement.

Pursuant to Section 6.202 of the Texas Business Organizations Code (the “TBOC”), Section IX.C of our Certificate of Formation and Section 2.12 of our Bylaws, shareholder action may be taken by written consent without a meeting of shareholders. By written consent without a meeting effective                 , 2019, the Majority Shareholders approved the Amendment and Conversion. Holders of our Common Stock do not have appraisal or dissenter’s rights under Texas law in connection with the matters approved by the Majority Shareholders described in this Information Statement. This Information Statement also constitutes notice to you under Section 6.202(d) of the TBOC of the actions taken by written consent by the Majority Shareholders without a meeting of shareholders.

PLEASE NOTE THAT THE NUMBER OF VOTES RECEIVED FROM SHAREHOLDERS BY WRITTEN CONSENT IS SUFFICIENT TO SATISFY THE SHAREHOLDER APPROVAL REQUIREMENT FOR THESE ACTIONS UNDER TEXAS LAW AND NYSE AMERICAN RULES AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED, OR ARE BEING SOLICITED, TO APPROVE THE AMENDMENT AND CONVERSION.

This Information Statement is being furnished to all holders of our Common Stock pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, solely for the purpose of informing shareholders of these corporate actions before they take effect. In accordance with Exchange Act Rule 14c-2, the shareholder consent will become effective no sooner than 20 calendar days following the mailing of this Information Statement.

This Information Statement is being provided to you for your information to comply with the requirements of the Exchange Act and the TBOC. You are urged to read the Information Statement carefully in its entirety, including any information incorporated by reference into this Information Statement. However, no action is required on your part in connection with this document.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS, AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF

INFORMING SHAREHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C, AND PURSUANT TO SECTION 6.202 OF THE TBOC. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We thank you for your continued support.

Sincerely,

Wilkie S. Colyer, Jr.

President and Chief Executive Officer

                        , 2019

CONTANGO OIL & GAS COMPANY

717 TEXAS AVENUE, SUITE 2900

HOUSTON, TEXAS 77002

(713) 236-7400

INFORMATION STATEMENT

                , 2019

We are required to deliver this Information Statement to holders of shares of common stock, par value $0.04 per share (“Common Stock”), of Contango Oil & Gas Company (the “Company,” “our,” “we” or “us”) in order to provide notice that certain holders of a majority of the voting power of the outstanding shares of the Company entitled to vote as of the Record Date (as defined below) (the “Majority Shareholders”), without holding a meeting of shareholders at which holders of our Common Stock would be entitled to vote, have provided written consent to certain actions that would normally require such a meeting.

THE ACCOMPANYING MATERIAL IS BEING PROVIDED TO YOU FOR INFORMATIONAL

PURPOSES ONLY. NO VOTE OR OTHER ACTION OF OUR SHAREHOLDERS IS REQUIRED IN

CONNECTION WITH THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

Information Concerning the Action by Written Consent

This Information Statement is being mailed on or about                 , 2019 to the holders of record at the close of business on October 25, 2019 (the “Record Date”) of our Common Stock pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and pursuant to Section 6.202 of the Texas Business Organizations Code (the “TBOC”). The purpose of this Information Statement is to inform holders of our Common Stock that by written consent without a meeting effective                 , 2019, the Majority Shareholders have approved the following:

(i)

an amendment to the Company’s Amended and Restated Certificate of Formation (the “Certificate of Formation”) to increase the number of authorized shares of Common Stock from 100,000,000 shares to 200,000,000 shares (the “Amendment”); and

(ii)

the conversion of the Company’s Series A Contingent Convertible Preferred Stock, par value $0.04 per share (“Series A Preferred Stock”), into, and the issuance upon such conversion of, 7,894,740 shares of Common Stock (the “Conversion”), which shareholder approval was required by the rules and regulations of the NYSE American, as further described in this Information Statement.

The written consent of the Majority Shareholders is sufficient to approve the Amendment and Conversion. Therefore, no proxies or consents were, or are, being solicited in connection with the Amendment or the Conversion.

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Other than the shareholder written consent described above, no other votes are necessary or required to effectuate the transactions described in this Information Statement.

Effective Date of Action by Written Consent

After the expiration of the 20-day period required under Rule 14c-2 promulgated under the Exchange Act, and in accordance with the laws of the State of Texas, the Company intends to file the Amendment. The Amendment will become effective when it has been accepted for filing by the Secretary of State of the State of

Texas. After the Amendment has become effective, in accordance with the rules and regulations of the NYSE American, the outstanding Series A Preferred Stock will automatically convert into shares of Common Stock in accordance with the terms of such Series A Preferred Stock, and the Company will issue the shares of Common Stock upon such Conversion.

Outstanding Shares and Voting Rights as of Record Date

As of the Record Date, our authorized capital stock consisted of 100,000,000 shares of Common Stock and 5,000,000 shares of preferred stock at a par value of $0.04 per share, of which 89,357,332 shares of Common Stock and 789,474 shares of Series A Preferred Stock were issued and outstanding, respectively. Each share of outstanding Common Stock is entitled to one vote on matters submitted for shareholder approval and to notice of action to be taken pursuant to written consent by the Majority Shareholders. Each share of Series A Preferred Stock is entitled to 8.71 votes on matters submitted for shareholder approval; provided that, to eliminate fractional votes, the votes cast by the shares of Series A Preferred Stock in the aggregate “for” or “against” a matter will be rounded down to the nearest whole vote.

Effective                 , 2019, the Majority Shareholders executed and delivered to the Company a written consent by which (i) holders of 45,827,274 shares of Common Stock and 789,474 shares of Series A Preferred Stock, or approximately 54.77% of the voting power of the outstanding shares of the Company entitled to vote on the matter, approved the Amendment and (ii) holders of 45,827,274 shares of Common Stock, or approximately 51.29% of the voting power of the outstanding shares of the Company entitled to vote on the matter, approved the Conversion. The holders of the Series A Preferred Stock were not entitled to vote on the issuance of Common Stock upon conversion of the Series A Preferred Stock. Since the Amendment and Conversion have been approved by the Majority Shareholders, no proxies are being solicited with this Information Statement.

The TBOC provides that, except as otherwise provided by the TBOC, the Certificate of Formation may authorize shareholders to take action without holding a meeting, providing notice or taking a vote if shareholders having at least a minimum number of votes that would be necessary to take the action that is the subject of the consent at a meeting, in which each shareholder entitled to vote on the action is present and votes, sign a written consent stating the action taken. Our Certificate of Formation and Bylaws provide any action required to be taken at a special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if one or more written consents setting forth the action so taken shall be signed by holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

No Dissenters’ or Appraisal Rights

The laws of the State of Texas do not provide dissenters’ or appraisal rights to our shareholders in connection with any matter described in this Information Statement.

Expenses

The cost of furnishing this Information Statement will be borne by us. We will mail this Information Statement to registered shareholders and certain beneficial shareholders where requested by brokerage houses, nominees, custodians, fiduciaries and other like parties.

Forward-Looking Statements

Certain statements contained in this Information Statement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), and Section 21E of the Exchange Act. The words “should,” “will,” “believe,” “plan,” “intend,” “expect,” “anticipate,” “estimate,” “forecast,” “efforts,” “goal” and similar expressions identify forward-looking statements and express our expectations about future events. Although we believe the expectations reflected in such forward-looking statements are reasonable, such expectations may not occur. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated. Risks and uncertainties that could cause or contribute to such differences include, without limitation, those discussed in the section entitled “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and other filings we make with the Securities and Exchange Commission (the “SEC”).

APPROVAL 1: AMENDMENT TO CERTIFICATE OF FORMATION TO INCREASE THE

NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The board of directors of the Company (the “Board”) and the Majority Shareholders have approved an amendment of our Certificate of Formation to increase the number of authorized shares of Common Stock from 100,000,000 shares to 200,000,000 shares. The Amendment will become effective upon the filing of an appropriate certificate of amendment with the Secretary of State of the State of Texas. The Amendment will replace Section A of Article IV of the Certificate of Formation with the following language:

“A. This Corporation is authorized to issue two classes of shares of stock to be designated common stock (“Common Stock”) and preferred stock (“Preferred Stock”). The number of shares of Common Stock authorized to be issued is two hundred million (200,000,000), par value $0.04 per share, and the number of shares of Preferred Stock authorized to be issued is five million (5,000,000), par value $0.04 per share; the total number of shares which the Corporation is authorized to issue is two hundred and five million shares (205,000,000).”

As of November 1, 2019, the Company had 100,000,000 authorized shares of Common Stock, with 89,357,332 shares of Common Stock outstanding, 1,226,306 shares of common stock reserved for issuance under our incentive compensation plan (assuming that PSUs are issued at 100% of target) and 20,964 shares of common stock issuable upon the exercise of outstanding stock options, and 5,000,000 authorized shares of preferred stock, with 789,474 shares of Series A Preferred Stock and 1,102,838 shares of Series B Contingent Convertible Preferred Stock, par value $0.04 per share (“Series B Preferred Stock”), outstanding. In addition, after the expiration of the 20-day period from the date this Information Statement is first mailed or furnished to holders of our Common Stock as required under Rule 14c-2 promulgated under the Exchange Act and the filing of an appropriate certificate of amendment with the Secretary of State of the State of Texas, and in accordance with the rules and regulations of the NYSE American, the Company will issue 7,894,740 shares of Common Stock upon conversion of the outstanding Series A Preferred Stock into shares of Common Stock and 11,028,380 shares of Common Stock upon the conversion of the Series B Preferred Stock into shares of Common Stock. Accordingly, the Company does not have sufficient authorized but unissued shares for purposes of the conversion of the Series A Preferred Stock and Series B Preferred Stock into Common Stock.

The Board believes it is in the best interest of the Company to increase the number of authorized shares of Common Stock in order to give the Company greater flexibility in considering and planning for future corporate needs, including, but not limited to, financings, potential strategic transactions, including mergers, acquisitions and business combinations, grants under equity compensation plans, stock dividends and stock splits, as well as other general corporate purposes. The Board believes that additional authorized shares of Common Stock will enable the Company to take timely advantage of market conditions and favorable financing and acquisition opportunities that become available to the Company without the delay and expense associated with convening a special meeting of the Company’s shareholders.

Except in connection with the issuance of shares of Common Stock to convert the outstanding Series A Preferred Stock and Series B Preferred Stock into shares of Common Stock in accordance with the terms of such Series A Preferred Stock and Series B Preferred Stock, the Company has no current plan, commitment, arrangement, understanding or agreement regarding the issuance of the additional shares of Common Stock that will result from the filing of the Amendment. Except as otherwise required by law or by the rules or regulations of the NYSE American, the newly authorized shares of Common Stock will be available for issuance at the discretion of the Board (without further action by the shareholders) for various future corporate needs, including those outlined above. Any future issuance of additional authorized shares of Common Stock may, among other things, dilute the earnings per share of the Common Stock and the equity and voting rights of those holding Common Stock at the time the additional shares are issued.

In addition to the corporate purposes mentioned above, an increase in the number of authorized shares of the Company’s Common Stock may make it more difficult to, or discourage an attempt to, obtain control of the

Company by means of a takeover bid that the Board determines is not in the best interest of the Company and its shareholders. However, the Board does not intend or view the increase in the number of authorized shares of Common Stock as an anti-takeover measure and is not aware of any attempt or plan to obtain control of the Company.

The newly authorized shares of Common Stock will be identical to the shares of Common Stock now authorized and outstanding. The Amendment will not affect the rights of current holders of Common Stock, none of whom have preemptive or similar rights to acquire the newly authorized shares.

Except in their capacity as shareholders (which interest does not differ from that of the other shareholders), none of the directors or officers of the Company, nor any associate of such person, has any substantial interest by security holding or otherwise in the Amendment.

APPROVAL 2: ISSUANCE OF COMMON STOCK UPON THE CONVERSION OF SERIES A PREFERRED STOCK INTO SHARES OF COMMON STOCK

Background and Reasons for Issuance of Common Stock

Due to the limited number of authorized shares of Common Stock currently available for issuance under the Certificate of Formation and in order to satisfy the condition for entry into a new revolving credit facility of the Company’s receipt of cash proceeds of new equity issuances in an aggregate amount equal to at least $50 million, on September 12, 2019, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with Goff MCF Partners, LP and John C. Goff SEP IRA (the “Purchasers”) to issue and sell in a private placement exempt from registration pursuant to Section 4(a)(2) of the Securities Act (the “Private Placement”) 789,474 shares of Series A Preferred Stock, at a price of $9.50 per share (the “Original Issue Price”), resulting in gross proceeds of $7.5 million. A portion of the net proceeds from the Private Placement and from a concurrent public offering of 51,447,368 shares of Common Stock (the “Public Offering”) was used to fund the cash portion of the purchase price for the acquisition by the Company of certain oil and gas properties from Will Energy Corporation due at closing and for related transaction expenses.

The Company’s entry into the Purchase Agreement did not require approval of the holders of the Common Stock. In accordance with the Certificate of Formation, the Board is expressly granted authority to issue shares of preferred stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issue of such series and as may be permitted by the TBOC. Accordingly, no approval by the holders of Common Stock was required for the issuance of Series A Preferred Stock. The consummation of the Private Placement of the Series A Preferred Stock pursuant to the Purchase Agreement occurred on September 17, 2019.

Description of Series A Preferred Stock

The Series A Preferred Stock ranks equal to the Common Stock and the Series B Preferred Stock with respect to dividend rights and rights upon liquidation. The Series A Preferred Stock is entitled to vote on an as-converted basis on all matters submitted to a vote of the Company’s shareholders, with voting rights of the Series A Preferred Stock equal to 19.99% of the Common Stock outstanding prior to the closing of the Private Placement and the Public Offering.

No dividends accrue or are payable on the Series A Preferred Stock until the first anniversary of the closing of the Private Placement. Holders of shares of the Series A Preferred Stock are entitled to receive, when and as declared by the Board and declared by the Company, cash dividends of 10% of the Original Issue Price per annum on each outstanding share of Series A Preferred Stock. Such dividends will accrue from the first anniversary of the closing of the Private Placement and will cease to accrue on the date immediately preceding the date of conversion of the Series A Preferred Stock. Following such date, subject to compliance with the Company’s credit agreement then in effect, dividends will be payable quarterly in cash on March 31, June 30, September 30 and December 31 of each year, beginning September 30, 2020, when, as and if declared by the Board, until the time of conversion of the Series A Preferred Stock; provided, however, when there are no shares of Series A Preferred Stock outstanding, no dividends, including any dividends which have accrued, shall be payable to the holders of the Series A Preferred Stock or the holders of the Common Stock into which the Series A Preferred Stock converts.

Each of the Purchasers has agreed to restrictions on its ability to dispose of shares of Series A Preferred Stock without the prior written consent of the Company until six months from the closing of the Private Placement. Upon effectiveness of the Amendment, the shares of Series A Preferred Stock will automatically convert into a total of 7,894,740 shares of Common Stock, which equals the number of shares of Common Stock the Purchaser would have received if the Purchaser had purchased shares of Common Stock in the Public

Offering for the same gross proceeds, and, upon such conversion, the outstanding Series A Preferred Stock will be cancelled.

No Preemptive Rights of Common Stock

No share of Common Stock affords any preemptive rights or is convertible, redeemable, assessable or entitled to the benefits of any sinking or repurchase fund.

Interests of Directors, Officers and Affiliates

The Purchasers are entities affiliated with John C. Goff, a member of the Board (and currently Chairman of the Board). Mr. Goff, together with his affiliated entities, held in the aggregate, prior to the closing of the Private Placement and the Public Offering, approximately 20% of the outstanding Common Stock and is party to a Cooperation Agreement with the Company, which was previously filed as an exhibit to the Company’s Current Report on Form 8-K filed on August 15, 2018.

No other director or officer of the Company, nor any associate of such person, has any substantial interest by security holding or otherwise in the issuance of the shares of Common Stock underlying the outstanding shares of Series A Preferred Stock.

Reasons for Shareholder Approval

Our Common Stock is listed on the NYSE American. Section 713(a) of the NYSE American rules requires shareholder approval in connection with a transaction involving the sale, issuance or potential issuance by the issuer of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding shares of common stock at a price less than the greater of book value or market value. Section 713(b) of the NYSE American rules requires shareholder approval in connection with a transaction involving the issuance or potential issuance of additional shares which would result in a change of control of the issuer.

Because the 7,894,740 shares of Common Stock issuable upon conversion of the 789,474 shares of Series A Preferred Stock represent greater than 20% of Common Stock outstanding prior to the closing of the Private Placement and the Public Offering and such issuance may constitute a change of control (as defined by the NYSE American), the Majority Shareholders approved the issuance of such 7,894,740 shares of Common Stock for purposes of both Section 713(a) and 713(b) of the NYSE American rules. The holders of the Series A Preferred Stock were not entitled to vote on the issuance of Common Stock upon conversion of the Series A Preferred Stock.

Effect upon Rights of Existing Shareholders

The principal effect upon the rights of existing shareholders of the conversion of the Series A Preferred Stock will be a dilution in their current percentage ownership in the Company. Upon conversion of the 789,474 shares of Series A Preferred Stock, the Company will issue 7,894,740 shares of Common Stock. The issuance of the shares of Common Stock upon conversion of the Series A Preferred Stock and the sale of such shares of Common Stock into the public market could materially and adversely affect the market price of our Common Stock.

Registration Rights

The Company has agreed to provide registration rights pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”) for the resale of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock. Pursuant to the Registration Rights Agreement, the Company is required to use its commercially reasonable efforts to prepare and file an initial registration statement under the Securities Act to permit the public resale of such shares of Common Stock within 30 days of the Conversion. Upon such registration, such shares of Common Stock will be freely tradable in the public market without restriction (other than restrictions imposed on any affiliates of the Company).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the Record Date regarding the beneficial ownership of Common Stock and Series A Preferred Stock by (i) each person known to us to own beneficially more than 5% of the outstanding Common Stock and Series A Preferred Stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our current executive officers and directors as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock and Series A Preferred Stock owned by them, unless otherwise noted.

Beneficial ownership is determined in accordance with the rules of the SEC. For the purpose of calculating the number of shares of Common Stock beneficially owned by a shareholder and the percentage ownership of that shareholder, shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of the Record Date by that shareholder are deemed outstanding.

Name and Address of Beneficial Owner (1)	Common Stock		Series A Preferred Stock		Combined Voting Power (2)
	Amount	Percentage(3)	Amount	Percentage(3)	Amount	Percentage(3)
5% Shareholders
Gary Karlin Michelson (4)	9,808,552	11.0%	—	—	9,808,552	10.2%
J. Luther King, Jr. (5)	4,568,494	5.1%	—	—	4,568,494	4.7%
Directors
John C. Goff (6)	25,304,325	28.3%	789,474	100%	32,180,643	33.4%
Joseph J. Romano	90,068	*	—	—	90,068	*
Charles M. Reimer (7)	75,793	*	—	—	75,793	*
Lon McCain	70,934	*	—	—	70,934	*
B.A. Berligen	61,873	*	—	—	61,873	*
B. James Ford	57,339	*	—	—	57,339	*
Named Executive Officers
Allan D. Keel (8)	438,873	*	—	—	438,873	*
E. Joseph Grady (9)	227,580	*	—	—	227,580	*
Thomas H. Atkins (10)	117,701	*	—	—	117,701	*
Wilkie S. Colyer, Jr. (11)	8,400	*	—	—	8,400	*
All current directors and executive officers as a group (7 persons)	25,820,519	28.9%	789,474	100%	32,696,838	34.0%

*	Denotes less than 1% of class beneficially owned.
(1)	Unless otherwise noted, the shareholder’s current address is 717 Texas Avenue, Suite 2900, Houston, Texas 77002.
(2)

Each share of Series A Preferred Stock is entitled to voting power equal to 8.71 shares of Common Stock on all matters submitted to a vote of the shareholders. As used in these footnotes, “Voting Shares” represents the sum of the outstanding Common Stock and the voting power of the outstanding shares of Series A Preferred Stock (expressed in shares of Common Stock).

(3)

Applicable percentages with respect to the Common Stock are based on 89,357,332 shares of Common Stock outstanding on October 25, 2019. Applicable percentages with respect to the Series A Preferred Stock are based on 789,474 shares of Series A Preferred Stock outstanding on October 25, 2019. Applicable percentages with respect to the combined voting power of Common Stock and Series A Preferred Stock are based on 96,233,650 Voting Shares outstanding on October 25, 2019.

(4)	Based upon a Schedule 13G filed with the SEC on September 20, 2019. Includes 1,387,500 shares of Common Stock held by Karlin Energy, LLC (“Karlin Energy”), which has sole voting power over such shares, and 8,421,052 shares of Common Stock held by Gracie Investing, LLC (“Gracie”), which has sole voting power over such shares. Karlin Energy and Gracie are managed by Karlin Asset Management, Inc., which is the general partner of Karlin Holdings Limited Partnership (which is the sole member of Karlin Energy and Gracie) and owned by Gary Karlin Michelson MD Living Trust dated 10/1/1993, whose trustee is Gary Karlin Michelson, who is Director of Karlin Asset Management. Each of the foregoing persons and entities, other than Karlin Energy and Gracie, has shared voting power over 9,808,552 Voting Shares and disclaims beneficial ownership of the shares except to the extent of his or its pecuniary interest therein. The address for each of the foregoing persons and entities is 11755 Wilshire Blvd., Suite 1400, Los Angeles, California 90025.
(5)

Based upon a Schedule 13D filed with the SEC on September 20, 2019. Includes 4,315,894 shares of Common Stock held by LKCM Investment Partnership, L.P. (“LIP”), which has sole voting power over such shares, 171,000 shares of Common Stock held by LKCM Investment Partnership II, L.P. (“LIP II”), which has sole voting power over such shares, and 81,600 shares of Common Stock held by J. Luther King, Jr. LKCM Investment Partnership GP, LLC (“LIP GP”) is the general partner of LIP and LIP II. Luther King Capital Management Corporation (“LKCM”) serves as the investment manager for LIP and LIP II. J. Luther King, Jr. is a controlling shareholder of LKCM and the controlling member of LIP GP. LKCM has sole voting power over 4,486,894 Voting Shares and J. Luther King, Jr. has sole voting power over 4,568,494 Voting Shares. Each of the foregoing persons and entities disclaims beneficial ownership of the shares except to the extent of his or its pecuniary interest therein. The address for each of the foregoing persons and entities is 301 Commerce Street, Suite 1600, Fort Worth, Texas 76102.

(6)

Based upon a Schedule 13D/A filed with the SEC on September 18, 2019. Includes 2,296,268 shares of Common Stock held by John C. Goff, 20,622,357 shares of Common Stock and 789,474 shares of Series A Preferred Stock held by Goff MCF Partners, LP (“Goff MCF”), 2,312,936 shares held by John C. Goff 2020 Family Trust (“the Trust”), 72,764 shares held by Goff Family Investments, LP (“Goff Investments”). GFS Contango GP, LLC (“GFS Contango”) is the general partner of Goff MCF, GFS Management, LLC (“GFS Management”) is the managing member of GFS Contango, Goff Focused Strategies LLC (“GFS”) is the managing member of GFS Management, GFT Strategies, LLC (“GFT”) is the controlling equity holder of GFS, and the Trust, of which John C. Goff is the trustee, is the managing member of GFT. Goff Capital, Inc. (Goff Capital) is the general partner of Goff Investments and the Trust, of which John C. Goff is the trustee, is the controlling shareholder of Goff Capital. Goff MCF has sole voting power over 26,673,516 Voting Shares, GFS Contango has sole voting power over 26,673,516 Voting Shares, the Trust has sole voting power over 29,059,216 Voting Shares, Goff Investments has sole voting power over 72,764 Voting Shares, Goff Capital has sole voting power over 72,764 Voting Shares, GFS Management has sole voting power over 26,673,516 Voting Shares, GFS has sole voting power over 26,673,516 Voting Shares, GFT has sole voting power over 26,673,516 Voting Shares and John C. Goff has sole voting power over 32,180,644 Voting Shares. Each of the foregoing persons and entities disclaims beneficial ownership of the shares except to the extent of his or its pecuniary interest therein. The address for each of the foregoing persons and entities is 500 Commerce St., Suite 700, Fort Worth, Texas 76102.

(7)

Based upon a Form 4 filed with the SEC on May 22, 2018. Mr. Reimer did not stand for election at the 2019 Annual Meeting of Shareholders of the Company and is no longer a member of the Board or any of its committees.

(8)

Based upon a Form 4 filed with the SEC on August 16, 2018. While Mr. Keel was listed in the Company’s 2019 proxy statement as a “named executive officer” for the year ended December 31, 2018, Mr. Keel resigned from the Company in August 2018.

(9)	Includes 18,647 shares of Common Stock subject to currently exercisable options.
(10)

Based upon a Form 4 filed with the SEC on November 14, 2018. While Mr. Atkins was listed in the Company’s 2019 proxy statement as a “named executive officer” for the year ended December 31, 2018, Mr. Atkins resigned from the Company in February 2019.

(11)	Includes 800 shares held by Mr. Colyer’s wife.

OTHER MATTERS

No matters other than those discussed in this Information Statement are contained in the written consent signed by the Majority Shareholders. No security holder has requested the Company to include any proposal in this Information Statement.

SHAREHOLDERS SHARING AN ADDRESS

The Company will deliver only one Information Statement to multiple shareholders sharing an address unless it has received contrary instructions from one or more of the shareholders. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of this Information Statement to a shareholder at a shared address to which a single copy of the Information Statement is delivered. A shareholder can notify the Company that the shareholder wishes to receive a separate copy of the Information Statement by contacting the Company in writing at 717 Texas Avenue, Suite 2900, Houston, Texas 77002, Attention: Investor Relations Department, or calling (713) 236-7400. Conversely, if multiple shareholders sharing an address receive multiple Information Statements and wish to receive only one, such shareholders can notify us at the address or phone number set forth in the preceding sentence.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Exchange Act (File No. 001-16317). The SEC maintains an Internet site that contains reports, proxy statements and other information about registrants, like the Company, that have been filed electronically with the SEC. You can access the SEC’s Internet site at http://www.sec.gov. You can also obtain information about us on our website at http://www.contango.com. Information on our website or any other website is not incorporated by reference into this Information Statement and does not constitute a part of this Information Statement unless specifically so designated and filed with the SEC.

The SEC allows the Company to “incorporate by reference” information that it files with the SEC, which means that it can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this Information Statement. The following documents the Company filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

(a)	Its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 18, 2019;

(b)	Its Quarterly Reports on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 8, 2019, and for the quarter ended June 30, 2019, filed with the SEC on August 8, 2019; and

(c)

Its Current Reports on Form 8-K filed on February 6, 2019, March 26, 2019, April 17, 2019, June 14, 2019, June 18, 2019, September 18, 2019, September 23, 2019, October 1, 2019, October 30, 2019 and November 5, 2019 (excluding any information furnished pursuant to Item 2.02 or Item 7.01).

Any statement contained in this Information Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in any subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

This Information Statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy. The delivery of this Information Statement should not create an implication that there has been no change in the affairs of the Company since the date of this Information Statement or that the information herein is correct as of any later date regardless of the time of delivery of this Information Statement.

You can obtain a copy of all our filings with the SEC on our website at www.contango.com under “Investors—Financial Information.” You may also request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or telephoning us at the following address and telephone number:

Contango Oil & Gas Company

Attention: Corporate Secretary

717 Texas Avenue, Suite 2900

Houston, Texas 77002

(713) 236-7400

You should rely only on the information provided in this filing. You should not assume that the information in this Information Statement is accurate as of any date other than the date of this document. The Company has not authorized anyone else to provide you with any information.